Exhibit 99.2

AMERICAN Homes 4 Rent

Feel right at home.

Earnings Release and Supplemental Information Package

Fourth Quarter 2021

American Homes 4 Rent

2

American Homes 4 Rent
Earnings Press Release
American Homes 4 Rent Reports Fourth Quarter and Full Year 2021 Financial and Operating Results
Initiated 2022 Earnings Guidance with 14.7% Increase in Full Year Core FFO per Share and Unit
80% Increase in Quarterly Distribution
CALABASAS, Calif., Feb. 24, 2022—American Homes 4 Rent (NYSE: AMH) (the “Company”), a leading provider of high-quality single-family homes for rent, today announced its financial and operating results for the quarter and full year ended December 31, 2021.
Highlights
•Rents and other single-family property revenues increased 14.0% year-over year to $338.1 million for the fourth quarter of 2021.
•Net income attributable to common shareholders totaled $48.1 million, or $0.14 per diluted share, for the fourth quarter of 2021, compared to $27.1 million, or $0.09 per diluted share, for the fourth quarter of 2020.
•Core Funds from Operations (“Core FFO”) attributable to common share and unit holders increased 20.4% year-over-year to $0.37 per FFO share and unit for the fourth quarter of 2021 and Adjusted Funds from Operations (“Adjusted FFO”) attributable to common share and unit holders increased 20.9% year-over-year to $0.34 per FFO share and unit for the fourth quarter of 2021.
•Core Net Operating Income (“Core NOI”) from Same-Home properties increased by 9.8% year-over-year for the fourth quarter of 2021.
•Achieved Same-Home Average Occupied Days Percentage of 97.6% in the fourth quarter of 2021, while generating 12.2% rental rate growth on new leases.
•Subsequent to quarter end, issued 10,000,000 Class A common shares raising net proceeds of $375.8 million and offered 13,000,000 Class A common shares on a forward basis for future estimated net proceeds of $488.6 million.
•Raised common share dividend by 80% to $0.18 in the first quarter of 2022.

“American Homes 4 Rent closed out 2021 with record breaking results, generating industry leading full year Core FFO per share growth of over 17%,” stated David Singelyn, American Homes 4 Rent’s Chief Executive Officer. “As we head into 2022, we are positioned for another year of strong performance with continued double-digit earnings growth and an 80% increase in our quarterly distribution. However, we believe that the true excitement for American Homes 4 Rent still lies ahead. Our diversified and high-growth market footprint, expanding AMH Development program and best-in-class balance sheet positions us for years of outsized earnings growth and shareholder value creation ahead.”
Fourth Quarter 2021 Financial Results
Net income attributable to common shareholders totaled $48.1 million, or $0.14 per diluted share, for the fourth quarter of 2021, compared to $27.1 million, or $0.09 per diluted share, for the fourth quarter of 2020. This increase was primarily due to a larger number of occupied properties resulting from growth in the Company’s portfolio, higher rental rates and fees and lower uncollectible rents, as well as lower financing costs as a result of the redemptions of our Series D and Series E perpetual preferred shares in the second quarter of 2021.
Rents and other single-family property revenues increased 14.0% to $338.1 million for the fourth quarter of 2021, compared to $296.6 million for the fourth quarter of 2020. Revenue growth was driven by an increase in our average occupied portfolio which grew to 53,385 homes for the fourth quarter of 2021, compared to 51,181 homes for the fourth quarter of 2020, as well as higher rental rates and fees and lower uncollectible rents.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	3

American Homes 4 Rent
Earnings Press Release (continued)
Core NOI from our total portfolio increased 14.2% to $192.4 million for the fourth quarter of 2021, compared to $168.4 million for the fourth quarter of 2020. This growth was driven by a 13.5% increase in core revenues resulting from a larger number of occupied properties, higher rental rates and fees and lower uncollectible rents, partially offset by a 12.1% increase in core property operating expenses.
For the Company’s Same-Home portfolio, rents from single-family properties increased 7.6% to $248.1 million for the fourth quarter of 2021, compared to $230.5 million for the fourth quarter of 2020, which was driven by a 7.4% increase in Average Monthly Realized Rent per property and a 20 basis point increase in Average Occupied Days Percentage. This growth was further benefited by (i) 40 basis points of contribution from higher fees and (ii) 90 basis points from lower uncollectible rents, which resulted in 8.9% growth in core revenues from Same-Home properties. Core property operating expenses from Same-Home properties increased 7.4% to $86.1 million for the fourth quarter of 2021, compared to $80.2 million for the fourth quarter of 2020. As a result, Core NOI from Same-Home properties increased 9.8% to $163.5 million for the fourth quarter of 2021, compared to $149.0 million for the fourth quarter of 2020.
Core FFO attributable to common share and unit holders was $143.9 million, or $0.37 per FFO share and unit, for the fourth quarter of 2021, compared to $113.6 million, or $0.31 per FFO share and unit, for the fourth quarter of 2020. Adjusted FFO attributable to common share and unit holders was $130.8 million, or $0.34 per FFO share and unit, for the fourth quarter of 2021, compared to $102.8 million, or $0.28 per FFO share and unit, for the fourth quarter of 2020. These improvements were primarily attributable to a larger number of occupied properties resulting from growth in the Company’s portfolio, higher rental rates and fees and lower uncollectible rents, as well as lower financing costs as a result of the redemptions of our Series D and Series E perpetual preferred shares in the second quarter of 2021.
Full Year 2021 Financial Results
Net income attributable to common shareholders totaled $135.3 million, or $0.41 per diluted share, for the year ended December 31, 2021, compared to $85.2 million, or $0.28 per diluted share, for the year ended December 31, 2020. This increase was primarily due to a larger number of occupied properties resulting from growth in the Company’s portfolio and higher rental rates and fees, as well as an increase in gain on sale and impairment of single-family properties and other, net and lower financing costs as a result of the redemptions of our Series D and Series E perpetual preferred shares in the second quarter of 2021, partially offset by a noncash charge related to these redemptions.
Rents and other single-family property revenues increased 11.2% to $1.3 billion for the year ended December 31, 2021, compared to $1.2 billion for the year ended December 31, 2020. Revenue growth was driven by an increase in our average occupied portfolio which grew to 52,542 homes for the year ended December 31, 2021, compared to 50,065 homes for the year ended December 31, 2020, as well as higher rental rates and fees.
Core NOI from our total portfolio increased 13.5% to $719.8 million for the year ended December 31, 2021, compared to $634.1 million for the year ended December 31, 2020. This growth was driven by an 11.3% increase in core revenues resulting from a larger number of occupied properties and higher rental rates and fees, partially offset by a 7.5% increase in core property operating expenses.
For the Company’s Same-Home portfolio, rents from single-family properties increased 6.7% to $964.2 million for the year ended December 31, 2021, compared to $903.8 million for the year ended December 31, 2020, which was driven by a 5.3% increase in Average Monthly Realized Rent per property and a 130 basis point increase in Average Occupied Days Percentage. This growth was further benefited by (i) 50 basis points of contribution from higher fees and (ii) 10 basis points from lower uncollectible rents, which resulted in 7.3% growth in core revenues from Same-Home properties. Core property operating expenses from Same-Home properties increased 4.7% to $342.9 million for the year ended December 31, 2021,

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	4

American Homes 4 Rent
Earnings Press Release (continued)
compared to $327.4 million for the year ended December 31, 2020. As a result, Core NOI from Same-Home properties increased 8.7% to $621.4 million for the year ended December 31, 2021, compared to $571.5 million for the year ended December 31, 2020.
Core FFO attributable to common share and unit holders was $514.6 million, or $1.36 per FFO share and unit, for the year ended December 31, 2021, compared to $417.6 million, or $1.16 per FFO share and unit, for the year ended December 31, 2020. Adjusted FFO attributable to common share and unit holders was $459.1 million, or $1.22 per FFO share and unit, for the year ended December 31, 2021, compared to $367.5 million, or $1.02 per FFO share and unit, for the year ended December 31, 2020. These improvements were primarily attributable to a larger number of occupied properties resulting from growth in the Company’s portfolio and higher rental rates and fees, as well as lower financing costs as a result of the redemptions of our Series D and Series E perpetual preferred shares in the second quarter of 2021.
Portfolio
As of December 31, 2021, the Company had an occupancy percentage of 95.2%, compared to 95.8% as of September 30, 2021. The decrease in occupancy percentage is primarily attributable to higher volumes of recent acquisitions. The occupancy percentage on Same-Home properties was 98.1% as of both December 31, 2021 and September 30, 2021.
Investments
As of December 31, 2021, the Company’s wholly-owned portfolio consisted of 57,024 homes, compared to 56,077 homes as of September 30, 2021, an increase of 947 homes during the fourth quarter of 2021, which included 445 newly constructed homes delivered through our AMH Development Program and 616 homes acquired through our National Builder Program and traditional acquisition channel, partially offset by 114 homes sold. As of December 31, 2021, the Company had 659 properties held for sale, compared to 604 properties as of September 30, 2021. Also, as of December 31, 2021, the Company had an additional 1,942 properties held in unconsolidated joint ventures, representing a net increase of 213 properties, compared to 1,729 properties held in unconsolidated joint ventures as of September 30, 2021.
Capital Activities, Balance Sheet and Liquidity
In November 2021, the Company issued and physically settled the remaining 1,845,000 Class A common shares available under the May 2021 forward sale agreements, receiving net proceeds of $64.5 million.
In the fourth quarter of 2021, the Company issued 1,749,286 Class A common shares under its at-the-market common share offering program, receiving net proceeds of $71.2 million after commissions and other expenses of $1.1 million.
As of December 31, 2021, the Company had cash and cash equivalents of $48.2 million and had total outstanding debt of $3.9 billion, excluding unamortized discounts and unamortized deferred financing costs, with a weighted-average interest rate of 3.8% and a weighted-average term to maturity of 11.7 years. The Company had $350.0 million of outstanding borrowings on its $1.25 billion revolving credit facility at the end of the quarter. Additionally, the Company has no debt maturities, other than recurring principal amortization, until 2024. During the fourth quarter of 2021, the Company generated $91.8 million of Retained Cash Flow and sold 114 properties generating $30.4 million of net proceeds.
In January 2022, the Company issued 10,000,000 Class A common shares of beneficial interest, $0.01 par value per share, in an underwritten public offering, raising net proceeds of $375.8 million after deducting underwriting fees and before offering costs of approximately $0.2 million. The Company used the net proceeds from the offering to repay indebtedness under its revolving credit facility and for general corporate purposes. In connection with this offering, the Company also entered into a

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	5

American Homes 4 Rent
Earnings Press Release (continued)
forward sale agreement to issue an additional 13,000,000 Class A common shares of beneficial interest, $0.01 par value per share, for future estimated net proceeds of $488.6 million after deducting underwriting fees. The forward sale agreement expires in January 2023 and the Company expects to use these net proceeds (i) to develop new single-family properties and communities, (ii) to acquire and renovate single-family properties and for related activities in accordance with its business strategy and (iii) for general corporate purposes.
2022 Guidance
Guidance Summary

Full Year 2022
Core FFO attributable to common share and unit holders		$1.53 - $1.59
Core FFO attributable to common share and unit holders growth		12.5% - 16.9%

Same-Home
Core revenues growth		7.25% - 9.25%
Core property operating expenses growth		4.75% - 6.75%
Core NOI growth		8.50% - 10.50%

Investment Program	Properties	Investment
Wholly owned inventory additions	3,300 - 3,900	$1.2 - $1.5 billion
Wholly owned land and development pipeline	—	$300 - $400 million
Pro rata share of JV and Property Enhancing Capex	—	$100 million
Total capital investment (wholly owned and pro rata JV)	3,300 - 3,900	$1.6 - $2.0 billion
Total gross capital investment (JVs at 100%)	4,100 - 4,800	$1.7 - $2.2 billion
Reconciliation of Core FFO attributable to common share and unit holders from 2021 to 2022 Guidance Midpoint

Per FFO Share and Unit
2021 Core FFO attributable to common share and unit holders	$1.36

Same-Home Core NOI	0.16
Non-Same-Home Core NOI (1)	0.12
General and administrative expense	(0.01)
Financing costs (share count and interest)	(0.07)

2022 Core FFO attributable to common share and unit holders - Guidance Midpoint	$1.56
2022 Core FFO attributable to common share and unit holders growth - Guidance Midpoint	14.7%
(1)Core FFO growth from Non-Same-Home Core NOI includes (i) contribution from existing properties not included in the Company’s 2022 Same-Home portfolio, including 2021 additions, and (ii) contribution from 2022 wholly-owned inventory additions (developed and acquired).
Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income or loss, total revenues and property operating expenses, or a reconciliation of the above-listed forward-looking non-GAAP financial measures to the comparable GAAP financial measures because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, net gain or loss on sales and impairment of single-family properties, casualty loss, Non-Same-Home revenues and Non-Same-Home property operating expenses. These items are uncertain, depend on various factors and could have a material impact on our GAAP results for the guidance period.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	6

American Homes 4 Rent
Earnings Press Release (continued)
Additional Information
A copy of the Company’s Fourth Quarter 2021 Earnings Release and Supplemental Information Package and this press release are available on our website at www.americanhomes4rent.com. This information has also been furnished to the SEC in a current report on Form 8-K.
Conference Call
A conference call is scheduled on Friday, February 25, 2022 at 12:00 p.m. Eastern Time to discuss the Company’s financial results for the quarter and full year ended December 31, 2021, and to provide an update on its business. The domestic dial-in number is (877) 451-6152 (U.S. and Canada) and the international dial-in number is (201) 389-0879 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.americanhomes4rent.com, under “Investor relations.” A replay of the conference call may be accessed through Friday, March 11, 2022 by calling (844) 512-2921 (U.S. and Canada) or (412) 317-6671 (international), replay passcode number 13726501#, or by using the link at www.americanhomes4rent.com, under “Investor relations.”
About American Homes 4 Rent
American Homes 4 Rent (NYSE: AMH) is a leader in the single-family home rental industry and “American Homes 4 Rent” is a nationally recognized brand for rental homes, known for high-quality, good value and resident satisfaction. We are an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, developing, renovating, leasing, and operating attractive, single-family homes as rental properties. As of December 31, 2021, we owned 57,024 single-family properties in selected submarkets in 22 states.
Forward-Looking Statements
This press release and the accompanying Supplemental Information Package contain “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal,” “outlook,” “guidance” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our 2022 Guidance, our expectations with respect to the impacts of the COVID-19 pandemic, our belief that our acquisition and homebuilding programs will result in continued growth and the estimated timing of our development deliveries set forth in the Supplemental Information Package. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company’s management considers these expectations to be reasonable, they are inherently subject to risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. Currently, one of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements is the adverse effect of the COVID-19 pandemic. The degree to which COVID-19 will impact our future financial results will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration, spread and severity of the pandemic, including with respect to resurgences, new variants or strains, such as the Delta and Omicron variants, the impact of government regulations, vaccine adoption rates (including boosters), the effectiveness of vaccines against any future variants or strains, employee retention issues resulting from

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	7

American Homes 4 Rent
Earnings Press Release (continued)
vaccine mandates, and the direct and indirect economic effects of the pandemic and containment measures, among others. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and in the Company’s subsequent filings with the SEC.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	8

American Homes 4 Rent
Fact Sheet
(Amounts in thousands, except per share and property data)
(Unaudited)

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2021	2020	2021	2020
Operating Data
Net income attributable to common shareholders	$48,105	$27,081	$135,290	$85,246
Core revenues	$296,320	$261,121	$1,125,578	$1,011,707
Core NOI	$192,391	$168,429	$719,816	$634,100
Core NOI margin	64.9%	64.5%	64.0%	62.7%
Platform Efficiency Percentage	13.2%	12.9%	12.5%	12.9%
Fully Adjusted EBITDAre	$167,702	$147,529	$623,035	$548,688
Fully Adjusted EBITDAre Margin	56.0%	56.1%	54.8%	53.9%
Per FFO share and unit:
FFO attributable to common share and unit holders	$0.35	$0.29	$1.25	$1.10
Core FFO attributable to common share and unit holders	$0.37	$0.31	$1.36	$1.16
Adjusted FFO attributable to common share and unit holders	$0.34	$0.28	$1.22	$1.02

	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Selected Balance Sheet Information - end of period
Single-family properties in operation, net	$9,247,493	$8,955,100	$8,546,652	$8,330,166	$8,245,388
Total assets	$10,962,433	$10,505,367	$9,968,726	$9,686,701	$9,593,625
Outstanding borrowings under revolving credit facility	$350,000	$—	$620,000	$80,000	$—
Total Debt	$3,924,181	$3,580,431	$3,456,214	$2,922,374	$2,848,492
Total Market Capitalization	$21,289,815	$18,671,083	$18,379,670	$16,096,244	$14,783,745
Total Debt to Total Market Capitalization	18.4%	19.2%	18.8%	18.2%	19.3%
Net Debt to Adjusted EBITDAre	5.6 x	5.3 x	5.3 x	4.5 x	4.4 x
Net Debt and Preferred Shares to Adjusted EBITDAre	6.2 x	5.9 x	5.9 x	6.0 x	5.9 x
NYSE AMH Class A common share closing price	$43.61	$38.12	$38.85	$33.34	$30.00

Portfolio Data - end of period
Occupied single-family properties	53,637	53,133	52,645	52,025	51,271
Single-family properties leased, not yet occupied	350	514	563	429	392
Single-family properties in turnover process	1,063	822	581	747	978
Single-family properties recently renovated or developed	364	102	39	44	95
Single-family properties newly acquired and under renovation	951	902	368	103	137
Total single-family properties, excluding properties held for sale	56,365	55,473	54,196	53,348	52,873
Single-family properties held for sale	659	604	589	636	711
Total single-family properties	57,024	56,077	54,785	53,984	53,584
Total occupancy percentage (1)	95.2%	95.8%	97.1%	97.5%	97.0%
Total Average Occupied Days Percentage (1)	96.7%	97.0%	97.3%	97.1%	97.2%
Same-Home occupancy percentage (46,461 properties)	98.1%	98.1%	98.2%	98.1%	97.6%
Same-Home Average Occupied Days Percentage (46,461 properties)	97.6%	97.4%	97.9%	97.3%	97.4%

Other Data
Distributions declared per common share	$0.10	$0.10	$0.10	$0.10	$0.05
Distributions declared per Series D perpetual preferred share (2)	$—	$—	$0.30	$0.41	$0.41
Distributions declared per Series E perpetual preferred share (3)	$—	$—	$0.40	$0.40	$0.40
Distributions declared per Series F perpetual preferred share	$0.37	$0.37	$0.37	$0.37	$0.37
Distributions declared per Series G perpetual preferred share	$0.37	$0.37	$0.37	$0.37	$0.37
Distributions declared per Series H perpetual preferred share	$0.39	$0.39	$0.39	$0.39	$0.39
(1)Calculated based on total single-family properties, excluding properties held for sale.
(2)The 6.500% Series D perpetual preferred shares were redeemed on June 7, 2021 and the distributions for the three months ended June 30, 2021 represent the accrued and unpaid dividends paid to shareholders as part of the redemption.
(3)The 6.350% Series E perpetual preferred shares were redeemed on June 30, 2021.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	9

American Homes 4 Rent
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2021	2020	2021	2020
	(Unaudited)	(Unaudited)	(Unaudited)
Rents and other single-family property revenues	$338,092	$296,551	$1,303,882	$1,172,514

Expenses:
Property operating expenses	120,239	106,160	490,205	450,267
Property management expenses	26,188	22,380	96,865	89,892
General and administrative expense	15,799	13,188	56,444	48,517
Interest expense	28,263	28,498	114,893	117,038
Acquisition and other transaction costs	4,656	3,579	15,749	9,298
Depreciation and amortization	97,166	88,500	372,848	343,153
Total expenses	292,311	262,305	1,147,004	1,058,165

Gain on sale and impairment of single-family properties and other, net	13,295	10,251	49,696	38,773
Other income and expense, net	2,247	845	3,985	1,707

Net income	61,323	45,342	210,559	154,829

Noncontrolling interest	7,455	4,479	21,467	14,455
Dividends on preferred shares	5,763	13,782	37,923	55,128
Redemption of perpetual preferred shares	—	—	15,879	—

Net income attributable to common shareholders	$48,105	$27,081	$135,290	$85,246

Weighted-average common shares outstanding:
Basic	336,014,151	316,424,015	324,245,168	306,613,197
Diluted	336,600,433	316,884,567	325,518,291	307,074,747

Net income attributable to common shareholders per share:
Basic	$0.14	$0.09	$0.42	$0.28
Diluted	$0.14	$0.09	$0.41	$0.28

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	10

American Homes 4 Rent
Funds from Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2021	2020	2021	2020
Net income attributable to common shareholders	$48,105	$27,081	$135,290	$85,246
Adjustments:
Noncontrolling interests in the Operating Partnership	7,455	4,479	21,467	14,455
Gain on sale and impairment of single-family properties and other, net	(13,295)	(10,251)	(49,696)	(38,773)
Adjustments for unconsolidated joint ventures	319	333	1,873	1,352
Depreciation and amortization	97,166	88,500	372,848	343,153
Less: depreciation and amortization of non-real estate assets	(2,864)	(2,464)	(11,151)	(9,016)
FFO attributable to common share and unit holders	$136,886	$107,678	$470,631	$396,417
Adjustments:
Acquisition, other transaction costs and other (1)	4,656	3,624	15,749	12,889
Noncash share-based compensation - general and administrative	1,639	1,832	9,361	6,573
Noncash share-based compensation - property management	726	418	3,004	1,745
Redemption of perpetual preferred shares	—	—	15,879	—
Core FFO attributable to common share and unit holders	$143,907	$113,552	$514,624	$417,624
Recurring Capital Expenditures	(12,345)	(9,756)	(52,134)	(46,048)
Leasing costs	(750)	(1,011)	(3,422)	(4,070)
Adjusted FFO attributable to common share and unit holders	$130,812	$102,785	$459,068	$367,506

Per FFO share and unit:
FFO attributable to common share and unit holders	$0.35	$0.29	$1.25	$1.10
Core FFO attributable to common share and unit holders	$0.37	$0.31	$1.36	$1.16
Adjusted FFO attributable to common share and unit holders	$0.34	$0.28	$1.22	$1.02

Weighted-average FFO shares and units:
Common shares outstanding	336,014,151	316,424,015	324,245,168	306,613,197
Share-based compensation plan and forward sale equity contracts (2)	1,017,328	764,198	1,617,640	724,523
Operating partnership units	51,376,980	51,880,241	51,447,939	51,990,094
Total weighted-average FFO shares and units	388,408,459	369,068,454	377,310,747	359,327,814
(1)Included in acquisition, other transaction costs and other is a net $2.9 million nonrecurring expense related to a legal matter involving a former employee during the year ended December 31, 2020.
(2)Reflects the effect of potentially dilutive securities issuable upon the assumed vesting/exercise of restricted stock units and stock options and the dilutive effect of forward sale equity contracts under the treasury stock method.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	11

American Homes 4 Rent
Core Net Operating Income – Total Portfolio
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2021	2020	2021	2020
Rents from single-family properties	$294,528	$262,972	$1,126,408	$1,017,822
Fees from single-family properties	5,904	4,688	22,560	16,351
Bad debt	(4,112)	(6,539)	(23,390)	(22,466)
Core revenues	296,320	261,121	1,125,578	1,011,707

Property tax expense	47,780	44,682	190,992	180,140
HOA fees, net (1)	5,757	5,095	21,580	19,654
R&M and turnover costs, net (1)	23,242	18,985	91,156	83,136
Insurance	3,031	2,492	11,748	9,692
Property management expenses, net (2)	24,119	21,438	90,286	84,985
Core property operating expenses	103,929	92,692	405,762	377,607

Core NOI	$192,391	$168,429	$719,816	$634,100
Core NOI margin	64.9%	64.5%	64.0%	62.7%

	For the Three Months Ended Dec 31, 2021
	Same-Home Properties	Stabilized Properties	Non-Stabilized Properties (3)	Held for Sale and Other Properties (4)	Total Single-Family Properties
Property count	46,461	5,310	3,643	1,610	57,024
Average Occupied Days Percentage	97.6%	98.2%	80.0%	70.8%	96.4%

Rents from single-family properties	$248,087	$30,552	$13,181	$2,708	$294,528
Fees from single-family properties	4,787	589	477	51	5,904
Bad debt	(3,287)	(374)	(331)	(120)	(4,112)
Core revenues	249,587	30,767	13,327	2,639	296,320

Property tax expense	40,688	3,896	2,337	859	47,780
HOA fees, net (1)	4,877	463	325	92	5,757
R&M and turnover costs, net (1)	18,896	1,743	1,779	824	23,242
Insurance	2,473	345	157	56	3,031
Property management expenses, net (2)	19,157	2,465	1,887	610	24,119
Core property operating expenses	86,091	8,912	6,485	2,441	103,929

Core NOI	$163,496	$21,855	$6,842	$198	$192,391
Core NOI margin	65.5%	71.0%	51.3%	7.5%	64.9%
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.
(3)Includes 1,271 recently renovated or developed properties that do not meet the definition of Stabilized Property at the start of the quarter and 2,372 legacy-tenant properties which have not experienced tenant turnover under our ownership (the majority of which were acquired through bulk acquisitions, such as the ARPI merger) or properties currently out of service due to a casualty loss.
(4)Includes 659 properties held for sale and 951 single-family properties newly acquired and under renovation that are not yet placed into service. Average Occupied Days Percentage is calculated based only on properties held for sale.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	12

American Homes 4 Rent
Same-Home Results – Quarterly and Full Year Comparisons
(Amounts in thousands, except property and per property data)
(Unaudited)

	For the Three Months Ended Dec 31,			For the Years Ended Dec 31,
	2021	2020	Change	2021	2020	Change
Number of Same-Home properties	46,461	46,461		46,461	46,461
Occupancy percentage as of period end	98.1%	97.6%	0.5%	98.1%	97.6%	0.5%
Average Occupied Days Percentage	97.6%	97.4%	0.2%	97.6%	96.3%	1.3%
Average Monthly Realized Rent per property	$1,823	$1,698	7.4%	$1,773	$1,684	5.3%
Turnover Rate	6.0%	6.8%	(0.8)%	29.8%	33.4%	(3.6)%

Core NOI:
Rents from single-family properties	$248,087	$230,475	7.6%	$964,193	$903,848	6.7%
Fees from single-family properties	4,787	4,022	19.0%	18,609	14,044	32.5%
Bad debt	(3,287)	(5,391)	(39.0)%	(18,524)	(18,902)	(2.0)%
Core revenues	249,587	229,106	8.9%	964,278	898,990	7.3%

Property tax expense	40,688	39,377	3.3%	164,399	158,493	3.7%
HOA fees, net (1)	4,877	4,458	9.4%	18,413	17,088	7.8%
R&M and turnover costs, net (1)	18,896	16,114	17.3%	76,329	71,220	7.2%
Insurance	2,473	2,116	16.9%	9,766	8,346	17.0%
Property management expenses, net (2)	19,157	18,085	5.9%	73,994	72,300	2.3%
Core property operating expenses	86,091	80,150	7.4%	342,901	327,447	4.7%

Core NOI	$163,496	$148,956	9.8%	$621,377	$571,543	8.7%
Core NOI margin	65.5%	65.0%		64.4%	63.6%

Recurring Capital Expenditures	10,581	8,471	24.9%	45,062	41,263	9.2%
Core NOI After Capital Expenditures	$152,915	$140,485	8.8%	$576,315	$530,280	8.7%

Property Enhancing Capex	$13,059	$12,957		$54,193	$44,766

Per property:
Average Recurring Capital Expenditures	$228	$182	24.9%	$970	$888	9.2%
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$635	$529	20.0%	$2,613	$2,421	7.9%
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	13

American Homes 4 Rent
Same-Home Results – Sequential Quarterly Results
(Amounts in thousands, except per property data)
(Unaudited)

	For the Three Months Ended
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Occupancy percentage as of period end	98.1%	98.1%	98.2%	98.1%	97.6%
Average Occupied Days Percentage	97.6%	97.4%	97.9%	97.3%	97.4%
Average Monthly Realized Rent per property	$1,823	$1,794	$1,751	$1,723	$1,698

Average Change in Rent for Renewals	6.7%	5.7%	5.4%	5.1%	4.3%
Average Change in Rent for Re-Leases	12.2%	15.9%	13.7%	10.0%	7.7%
Average Blended Change in Rent	8.7%	9.1%	8.0%	6.9%	5.5%

Core NOI:
Rents from single-family properties	$248,087	$243,602	$238,906	$233,598	$230,475
Fees from single-family properties	4,787	4,896	4,583	4,343	4,022
Bad debt	(3,287)	(3,801)	(5,774)	(5,662)	(5,391)
Core revenues	249,587	244,697	237,715	232,279	229,106

Property tax expense	40,688	41,175	41,461	41,075	39,377
HOA fees, net (1)	4,877	4,719	4,562	4,255	4,458
R&M and turnover costs, net (1)	18,896	22,453	19,564	15,416	16,114
Insurance	2,473	2,476	2,436	2,381	2,116
Property management expenses, net (2)	19,157	18,611	17,625	18,601	18,085
Core property operating expenses	86,091	89,434	85,648	81,728	80,150

Core NOI	$163,496	$155,263	$152,067	$150,551	$148,956
Core NOI margin	65.5%	63.5%	64.0%	64.8%	65.0%

Recurring Capital Expenditures	10,581	14,537	11,491	8,453	8,471
Core NOI After Capital Expenditures	$152,915	$140,726	$140,576	$142,098	$140,485

Property Enhancing Capex	$13,059	$13,437	$14,967	$12,730	$12,957

Per property:
Average Recurring Capital Expenditures	$228	$313	$247	$182	$182
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$635	$796	$668	$514	$529
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	14

American Homes 4 Rent
Same-Home Results – Operating Metrics by Market

	Number of Properties	Gross Book Value per Property	% of 4Q21 NOI	Avg. Change in Rent for Renewals (1)	Avg. Change in Rent for Re-Leases (1)	Avg. Blended Change in Rent (1)
Atlanta, GA	4,098	$183,748	8.3%	7.1%	15.9%	10.3%
Dallas-Fort Worth, TX	3,864	168,178	7.5%	6.3%	10.1%	7.6%
Charlotte, NC	3,425	196,782	8.0%	6.7%	10.6%	8.1%
Indianapolis, IN	2,732	157,828	4.8%	6.8%	10.2%	8.4%
Houston, TX	2,474	169,266	3.9%	5.3%	6.8%	5.8%
Phoenix, AZ	2,581	179,387	5.8%	8.6%	22.6%	12.5%
Nashville, TN	2,428	218,429	6.4%	7.1%	11.9%	9.0%
Jacksonville, FL	2,135	176,863	4.5%	6.9%	16.0%	9.7%
Tampa, FL	2,025	199,408	4.2%	6.8%	17.5%	9.7%
Columbus, OH	1,942	175,011	4.2%	6.6%	8.5%	7.3%
Cincinnati, OH	1,914	179,056	4.3%	7.0%	9.9%	8.2%
Raleigh, NC	1,882	186,718	4.1%	6.3%	11.3%	8.0%
Greater Chicago area, IL and IN	1,658	186,175	3.5%	6.4%	11.5%	8.2%
Orlando, FL	1,472	182,855	3.1%	5.2%	16.1%	8.8%
Salt Lake City, UT	1,330	248,775	3.7%	6.6%	13.3%	9.4%
Charleston, SC	1,015	197,755	2.2%	7.0%	8.2%	7.5%
Las Vegas, NV	917	180,204	2.1%	7.7%	19.5%	10.7%
San Antonio, TX	916	164,274	1.6%	5.7%	8.7%	6.8%
Savannah/Hilton Head, SC	851	182,184	1.8%	6.4%	13.7%	9.5%
Austin, TX	705	198,519	1.3%	6.7%	10.9%	8.1%
All Other (2)	6,097	203,451	14.7%	6.8%	11.3%	8.4%
Total/Average	46,461	$187,170	100.0%	6.7%	12.2%	8.7%

	Average Occupied Days Percentage			Average Monthly Realized Rent per Property
	4Q21 QTD	4Q20 QTD	Change	4Q21 QTD	4Q20 QTD	Change
Atlanta, GA	97.0%	97.7%	(0.7)%	$1,819	$1,690	7.6%
Dallas-Fort Worth, TX	97.8%	97.2%	0.6%	1,927	1,812	6.3%
Charlotte, NC	97.7%	97.5%	0.2%	1,781	1,656	7.5%
Indianapolis, IN	96.6%	97.4%	(0.8)%	1,601	1,484	7.9%
Houston, TX	97.8%	96.8%	1.0%	1,769	1,695	4.4%
Phoenix, AZ	98.4%	98.3%	0.1%	1,727	1,553	11.2%
Nashville, TN	98.2%	95.8%	2.4%	1,917	1,798	6.6%
Jacksonville, FL	98.3%	97.4%	0.9%	1,766	1,631	8.3%
Tampa, FL	98.7%	97.6%	1.1%	1,889	1,760	7.3%
Columbus, OH	96.4%	98.5%	(2.1)%	1,831	1,718	6.6%
Cincinnati, OH	97.5%	97.4%	0.1%	1,801	1,674	7.6%
Raleigh, NC	97.2%	96.7%	0.5%	1,686	1,583	6.5%
Greater Chicago area, IL and IN	97.6%	97.3%	0.3%	2,059	1,913	7.6%
Orlando, FL	98.7%	96.8%	1.9%	1,851	1,745	6.1%
Salt Lake City, UT	97.7%	98.1%	(0.4)%	2,001	1,846	8.4%
Charleston, SC	96.3%	97.3%	(1.0)%	1,894	1,764	7.4%
Las Vegas, NV	98.4%	97.8%	0.6%	1,795	1,636	9.7%
San Antonio, TX	97.2%	95.6%	1.6%	1,686	1,587	6.2%
Savannah/Hilton Head, SC	97.8%	97.9%	(0.1)%	1,749	1,612	8.5%
Austin, TX	97.8%	97.2%	0.6%	1,827	1,722	6.1%
All Other (2)	97.7%	97.6%	0.1%	1,863	1,736	7.3%
Total/Average	97.6%	97.4%	0.2%	$1,823	$1,698	7.4%
(1)Reflected for the three months ended December 31, 2021.
(2)Represents 15 markets in 13 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	15

American Homes 4 Rent
Consolidated Balance Sheets
(Amounts in thousands)

	Dec 31, 2021	Dec 31, 2020
	(Unaudited)
Assets
Single-family properties:
Land	$2,062,039	$1,836,798
Buildings and improvements	9,258,387	8,163,023
Single-family properties in operation	11,320,426	9,999,821
Less: accumulated depreciation	(2,072,933)	(1,754,433)
Single-family properties in operation, net	9,247,493	8,245,388
Single-family properties under development and development land	882,159	510,365
Single-family properties held for sale, net	114,907	129,026
Total real estate assets, net	10,244,559	8,884,779
Cash and cash equivalents	48,198	137,060
Restricted cash	143,569	128,017
Rent and other receivables	41,587	41,544
Escrow deposits, prepaid expenses and other assets	216,625	163,171
Investments in unconsolidated joint ventures	121,950	93,109
Asset-backed securitization certificates	25,666	25,666
Goodwill	120,279	120,279
Total assets	$10,962,433	$9,593,625

Liabilities
Revolving credit facility	$350,000	$—
Asset-backed securitizations, net	1,908,346	1,927,607
Unsecured senior notes, net	1,622,132	889,805
Accounts payable and accrued expenses	343,526	298,949
Amounts payable to affiliates	—	4,834
Total liabilities	4,224,004	3,121,195

Commitments and contingencies

Equity
Shareholders' equity:
Class A common shares	3,374	3,160
Class B common shares	6	6
Preferred shares	154	354
Additional paid-in capital	6,492,933	6,223,256
Accumulated deficit	(438,710)	(443,522)
Accumulated other comprehensive income	1,814	5,840
Total shareholders' equity	6,059,571	5,789,094
Noncontrolling interest	678,858	683,336
Total equity	6,738,429	6,472,430

Total liabilities and equity	$10,962,433	$9,593,625

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	16

American Homes 4 Rent
Debt Summary as of December 31, 2021
(Amounts in thousands)
(Unaudited)

	Secured	Unsecured	Total Balance	% of Total	Interest Rate (1)	Years to Maturity (2)
Floating rate debt:
Revolving credit facility (3)	$—	$350,000	$350,000	8.9%	1.20%	4.3
Total floating rate debt	—	350,000	350,000	8.9%	1.20%	4.3

Fixed rate debt:
AH4R 2014-SFR2	473,594	—	473,594	12.1%	4.42%	2.8
AH4R 2014-SFR3	488,790	—	488,790	12.5%	4.40%	2.9
AH4R 2015-SFR1	514,868	—	514,868	13.1%	4.14%	23.3
AH4R 2015-SFR2	446,929	—	446,929	11.4%	4.36%	23.8
2028 unsecured senior notes	—	500,000	500,000	12.7%	4.08%	6.1
2029 unsecured senior notes	—	400,000	400,000	10.2%	4.90%	7.1
2031 unsecured senior notes	—	450,000	450,000	11.5%	2.46%	9.5
2051 unsecured senior notes	—	300,000	300,000	7.6%	3.38%	29.6
Total fixed rate debt	1,924,181	1,650,000	3,574,181	91.1%	4.04%	12.4

Total Debt	$1,924,181	$2,000,000	3,924,181	100.0%	3.79%	11.7

Unamortized discounts and loan costs			(43,703)
Total debt per balance sheet			$3,880,478

Maturity Schedule by Year (2)	Total Debt	% of Total
2022	$20,714	0.5%
2023	20,714	0.5%
2024	951,862	24.3%
2025	10,302	0.3%
2026	360,302	9.2%
2027	10,302	0.3%
2028	510,302	13.0%
2029	410,302	10.5%
2030	10,302	0.3%
2031	460,302	11.7%
Thereafter	1,158,777	29.4%
Total	$3,924,181	100.0%
(1)Interest rates are as of December 31, 2021 and reflect the effect of any hedging instruments, as applicable.
(2)Years to maturity and maturity schedule reflect all debt on a fully extended basis.
(3)The interest rate shown above reflects the Company’s LIBOR-based borrowing rate, based on 1-month LIBOR and applicable margin as of period end. Balance reflects borrowings outstanding as of December 31, 2021.
Interest Expense Reconciliation

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
(Amounts in thousands)	2021	2020	2021	2020
Interest expense per income statement and included in Core FFO attributable to common share and unit holders	$28,263	$28,498	$114,893	$117,038
Less: amortization of discounts, loan costs and cash flow hedges	(2,500)	(1,867)	(8,790)	(7,431)
Add: capitalized interest	11,967	5,467	33,796	19,996
Cash interest	$37,730	$32,098	$139,899	$129,603

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	17

American Homes 4 Rent
Capital Structure and Credit Metrics as of December 31, 2021
(Amounts in thousands, except share and per share data)
(Unaudited)

Total Capitalization

Total Debt		$3,924,181	18.4%

Total preferred shares		385,000	1.8%

Common equity at market value:
Common shares outstanding	337,997,791
Operating partnership units	51,376,980
Total shares and units	389,374,771
NYSE AMH Class A common share closing price at December 31, 2021	$43.61
Market value of common shares and operating partnership units		16,980,634	79.8%

Total Market Capitalization		$21,289,815	100.0%

Preferred Shares

	Earliest Redemption Date	Outstanding Shares	Per Share	Total	Annual Dividend Per Share	Annual Dividend Amount
Series
5.875% Series F Perpetual Preferred Shares	4/24/2022	6,200,000	$25.00	$155,000	$1.469	$9,106
5.875% Series G Perpetual Preferred Shares	7/17/2022	4,600,000	$25.00	115,000	$1.469	6,756
6.250% Series H Perpetual Preferred Shares	9/19/2023	4,600,000	$25.00	115,000	$1.563	7,188
Total preferred shares		15,400,000		$385,000		$23,050

Credit Ratios		Credit Ratings

Net Debt to Adjusted EBITDAre	5.6 x	Rating Agency	Rating	Outlook
Net Debt and Preferred Shares to Adjusted EBITDAre	6.2 x	Moody's Investor Service	Baa3	Positive
Fixed Charge Coverage	3.8 x	S&P Global Ratings	BBB-	Positive
Unencumbered Core NOI percentage	68.2%

Unsecured Senior Notes Covenant Ratios	Requirement		Actual
Ratio of Indebtedness to Total Assets	<	60.0%	30.6%
Ratio of Secured Debt to Total Assets	<	40.0%	14.9%
Ratio of Unencumbered Assets to Unsecured Debt	>	150.0%	483.0%
Ratio of Consolidated Income Available for Debt Service to Interest Expense	>	1.50 x	4.75 x

Unsecured Credit Facility Covenant Ratios	Requirement		Actual
Ratio of Total Indebtedness to Total Asset Value	<	60.0%	29.8%
Ratio of Secured Indebtedness to Total Asset Value	<	40.0%	13.8%
Ratio of Unsecured Indebtedness to Unencumbered Asset Value	<	60.0%	24.8%
Ratio of EBITDA to Fixed Charges	>	1.50 x	3.44 x
Ratio of Unencumbered NOI to Unsecured Interest Expense	>	1.75 x	9.42 x

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	18

American Homes 4 Rent
Top 20 Markets Summary as of December 31, 2021
Property Information (1)

Market	Number of Properties	Percentage of Total Properties	Gross Book Value per Property	Avg. Sq. Ft.	Avg. Age (years)
Atlanta, GA	5,498	9.8%	$201,504	2,165	17.3
Dallas-Fort Worth, TX	4,320	7.7%	170,321	2,116	17.6
Charlotte, NC	3,897	6.9%	203,751	2,099	17.1
Phoenix, AZ	3,296	5.8%	191,969	1,836	18.0
Houston, TX	2,914	5.2%	170,106	2,099	15.9
Nashville, TN	3,067	5.4%	228,285	2,107	15.6
Indianapolis, IN	2,919	5.2%	163,831	1,928	19.0
Tampa, FL	2,635	4.7%	212,303	1,942	14.9
Jacksonville, FL	2,721	4.8%	198,525	1,939	14.4
Raleigh, NC	2,165	3.8%	192,990	1,883	16.2
Columbus, OH	2,139	3.8%	183,419	1,870	19.7
Cincinnati, OH	2,104	3.7%	186,948	1,851	19.1
Orlando, FL	1,824	3.2%	194,952	1,901	18.8
Greater Chicago area, IL and IN	1,700	3.0%	186,612	1,870	20.3
Salt Lake City, UT	1,762	3.1%	279,643	2,212	16.6
Charleston, SC	1,463	2.6%	218,479	1,974	11.8
Las Vegas, NV	1,515	2.7%	232,029	1,875	14.6
Austin, TX	794	1.4%	201,922	1,965	13.0
San Antonio, TX	1,292	2.3%	184,267	1,946	13.8
Savannah/Hilton Head, SC	974	1.7%	192,293	1,884	13.5
All Other (3)	7,366	13.2%	224,087	1,905	17.1
Total/Average	56,365	100.0%	$200,841	1,988	16.8
Leasing Information (1)

Market	Avg. Occupied Days Percentage (2)	Avg. Monthly Realized Rent per Property (2)	Avg. Change in Rent for Renewals (2)	Avg. Change in Rent for Re-Leases (2)	Avg. Blended Change in Rent (2)
Atlanta, GA	95.9%	$1,843	7.1%	15.7%	10.3%
Dallas-Fort Worth, TX	97.4%	1,934	6.4%	10.1%	7.6%
Charlotte, NC	97.2%	1,797	6.7%	11.0%	8.2%
Phoenix, AZ	97.6%	1,724	8.6%	23.5%	12.6%
Houston, TX	96.5%	1,787	5.3%	7.5%	6.0%
Nashville, TN	97.2%	1,918	7.0%	11.4%	8.8%
Indianapolis, IN	95.9%	1,606	6.8%	10.0%	8.3%
Tampa, FL	98.4%	1,912	6.7%	17.9%	9.9%
Jacksonville, FL	97.1%	1,797	6.9%	15.6%	9.6%
Raleigh, NC	96.4%	1,702	6.2%	11.6%	8.1%
Columbus, OH	95.5%	1,844	6.7%	8.4%	7.3%
Cincinnati, OH	96.8%	1,797	6.9%	9.8%	8.2%
Orlando, FL	98.3%	1,871	5.2%	15.9%	8.5%
Greater Chicago area, IL and IN	97.2%	2,052	6.3%	11.4%	8.3%
Salt Lake City, UT	96.0%	2,026	6.6%	12.9%	9.0%
Charleston, SC	94.8%	1,922	7.0%	8.5%	7.7%
Las Vegas, NV	95.2%	1,868	7.8%	16.8%	10.1%
Austin, TX	96.1%	1,847	6.7%	10.6%	8.1%
San Antonio, TX	96.0%	1,737	5.9%	9.0%	7.0%
Savannah/Hilton Head, SC	97.5%	1,753	6.4%	13.7%	9.5%
All Other (3)	96.3%	1,885	6.8%	11.5%	8.5%
Total/Average	96.7%	$1,840	6.7%	12.3%	8.7%
(1)Property and leasing information excludes held for sale properties.
(2)Reflected for the three months ended December 31, 2021.
(3)Represents 15 markets in 13 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	19

American Homes 4 Rent
Property Additions

	4Q21 Additions		2021 Additions
Market	Number of Properties	Average Total Investment Cost (1)	Number of Properties	Average Total Investment Cost (1)
Atlanta, GA	116	$318,173	580	$320,216
Las Vegas, NV	99	352,646	390	350,787
Jacksonville, FL	92	318,404	312	306,826
Charleston, SC	78	294,681	225	294,564
Salt Lake City, UT	76	446,680	170	435,077
Boise, ID	72	392,694	156	392,393
Seattle, WA	70	451,938	176	441,575
Nashville, TN	49	347,042	180	346,533
San Antonio, TX	43	286,993	180	267,590
Houston, TX	30	314,547	41	306,880
Savannah/Hilton Head, SC	30	342,267	58	332,834
Tampa, FL	29	332,946	182	313,494
Greenville, SC	28	305,091	63	280,235
Dallas-Fort Worth, TX	27	365,204	39	352,278
Charlotte, NC	26	366,639	98	341,272
Knoxville, TN	24	373,187	26	368,624
Albuquerque, NM	19	332,099	27	331,911
Colorado Springs, CO	19	466,160	49	464,881
Columbus, OH	17	344,765	87	330,924
Indianapolis, IN	17	307,347	128	300,378
All Other (2)	100	338,633	754	332,613
Total/Average	1,061	$352,186	3,921	$336,932
(1)Reflects on a per property basis Estimated Total Investment Cost of traditional channel acquisitions and purchase price, including closing costs, or total internal development costs of newly constructed homes.
(2)Represents 11 markets in nine states.
Property Dispositions

	Dec 31, 2021 Single-Family Properties Held for Sale	4Q21 Dispositions		2021 Dispositions
Market		Number of Properties	Average Net Proceeds per Property	Number of Properties	Average Net Proceeds per Property
Inland Empire, CA	134	10	$475,400	41	$423,495
Greater Chicago area, IL and IN	116	16	242,125	45	217,825
Houston, TX	71	43	211,093	87	210,342
Bay Area, CA	55	1	674,000	10	563,366
Central Valley, CA	52	2	376,000	10	276,594
Atlanta, GA	42	3	310,333	55	276,439
Dallas-Fort Worth, TX	36	2	353,500	22	323,768
Nashville, TN	15	4	291,750	20	294,838
Tampa, FL	15	1	368,000	10	324,699
Indianapolis, IN	14	4	229,250	12	233,190
Charlotte, NC	12	—	—	5	341,386
Cincinnati, OH	11	5	247,400	18	231,414
Jacksonville, FL	11	3	231,667	5	231,295
Orlando, FL	11	8	278,500	19	267,450
Miami, FL	9	—	—	5	276,083
San Antonio, TX	9	1	283,000	15	216,125
Columbus, OH	8	1	207,000	3	209,364
Austin, TX	7	—	—	18	248,306
Phoenix, AZ	6	—	—	13	303,063
Milwaukee, WI	4	—	—	2	293,105
All Other (1)	21	10	248,700	66	260,102
Total/Average	659	114	$266,298	481	$273,715
(1)Represents 16 markets in 10 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	20

American Homes 4 Rent
AMH Development Pipeline Summary as of December 31, 2021

	2021 Deliveries			Dec 31, 2021 Lots for Future Delivery (1)
Market	Number of Properties	Average Total Investment Cost	Average Monthly Rent
Atlanta, GA	388	$295,000	$2,100	1,619
Las Vegas, NV	247	295,000	2,120	1,093
Seattle, WA	228	400,000	2,580	303
Nashville, TN	185	308,000	2,140	653
Charlotte, NC	183	316,000	2,180	731
Salt Lake City, UT	181	404,000	2,380	438
Charleston, SC	132	267,000	1,950	1,408
San Antonio, TX	99	241,000	1,950	—
Boise, ID	98	337,000	2,360	603
Tampa, FL	91	260,000	2,060	989
Jacksonville, FL	83	255,000	1,950	985
Orlando, FL	62	280,000	2,070	1,248
Phoenix, AZ	55	318,000	2,110	1,526
Raleigh, NC	17	336,000	2,220	60
Denver, CO	5	340,000	2,310	395
Columbus, OH	—	—	—	81
Total/Average	2,054	$314,000	$2,180	12,132

Estimated Delivery Timing

	Dec 31, 2020 Lots for Future Delivery	2021 Lots Acquired	2021 Deliveries	Full Year Estimated 2022 Deliveries (3)	Deliveries Thereafter (3)
Consolidated development properties	5,875	6,587	1,368	1,300 - 1,500	9,694
Joint venture development properties (2)	1,196	528	686	800 - 900	188
Total development properties	7,071	7,115	2,054	2,100 - 2,400	9,882
(1)Represents lots owned by the Company for future home deliveries. Lots controlled in escrow are not included.
(2)Represents two unconsolidated joint ventures for each of which the Company holds a 20% interest.
(3)Reflects the Company’s latest development program estimates as of February 24, 2022.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	21

American Homes 4 Rent
Lease Expirations

	MTM	1Q22	2Q22	3Q22	4Q22	Thereafter
Lease expirations	3,240	11,944	13,034	12,569	8,558	4,642
Share Repurchase / ATM Share Issuance History
(Amounts in thousands, except share and per share data)

	Share Repurchases			ATM Share Issuances
Period	Common Shares Repurchased	Purchase Price	Avg. Price Paid Per Share	Common Shares Issued	Gross Proceeds	Avg. Issuance Price Per Share
2018	1,804,163	$34,933	$19.36	—	$—	$—
2019	—	—	—	—	—	—
2020	—	—	—	86,130	2,414	28.03
1Q21	—	—	—	—	—	—
2Q21	—	—	—	—	—	—
3Q21	—	—	—	—	—	—
4Q21	—	—	—	1,749,286	72,344	41.36
Total	1,804,163	34,933	$19.36	1,835,416	74,758	$40.73
	Remaining authorization:	$265,067		Remaining authorization:	$425,242
Home Price Appreciation Trends

The table below summarizes historic changes in the House Price Index of the Federal Housing Finance Agency (“FHFA”), known as the Quarterly Purchase-Only Index, specifically the non-seasonally adjusted “Purchase-Only Index” for the “100 Largest Metropolitan Statistical Areas.”

	HPA Index (1)										HPA Index Change
Market (2)	Dec 31, 2012	Dec 31, 2013	Dec 31, 2014	Dec 31, 2015	Dec 31, 2016	Dec 31, 2017	Dec 31, 2018	Dec 31, 2019	Dec 31, 2020	Sep 30, 2021

Atlanta, GA	100.0	114.2	122.3	132.0	143.0	152.6	165.1	174.0	191.8	221.1	121.1%
Dallas-Fort Worth, TX (3)	100.0	108.4	115.2	127.6	140.1	153.7	160.7	167.4	180.4	211.8	111.8%
Charlotte, NC	100.0	113.4	118.8	126.8	136.6	148.2	157.5	165.1	185.9	217.9	117.9%
Phoenix, AZ	100.0	118.0	123.3	135.9	146.1	157.2	170.2	180.7	207.3	256.4	156.4%
Houston, TX	100.0	110.8	123.1	130.1	133.0	137.0	139.7	144.4	150.2	164.4	64.4%
Nashville, TN	100.0	111.0	117.4	131.1	141.1	156.6	165.0	173.2	190.4	224.0	124.0%
Indianapolis, IN	100.0	106.4	112.3	117.8	124.5	134.2	142.3	152.7	170.6	192.3	92.3%
Tampa, FL	100.0	113.0	121.1	132.3	149.1	160.4	173.4	186.6	208.4	251.1	151.1%
Jacksonville, FL	100.0	114.2	121.7	127.7	142.3	150.6	166.7	177.6	189.9	230.1	130.1%
Raleigh, NC	100.0	106.7	111.6	120.0	130.8	135.8	146.0	153.0	167.4	201.1	101.1%
Columbus, OH	100.0	108.9	114.5	120.8	131.5	141.8	148.9	157.4	175.9	199.0	99.0%
Cincinnati, OH	100.0	104.9	111.2	115.7	121.4	128.3	136.2	143.2	160.3	182.2	82.2%
Orlando, FL	100.0	110.3	123.5	135.4	144.9	158.9	168.6	184.6	195.9	227.6	127.6%
Greater Chicago, IL and IN	100.0	111.0	115.1	118.8	126.3	130.5	133.7	135.5	146.5	160.3	60.3%
Salt Lake City, UT	100.0	109.4	114.5	123.2	133.0	146.5	158.8	170.4	196.9	239.7	139.7%
Charleston, SC (4)	100.0	109.4	119.9	137.0	148.0	165.5	165.8	171.4	189.9	214.6	114.6%
Las Vegas, NV	100.0	125.1	141.3	149.0	161.5	182.0	207.9	215.9	232.9	282.5	182.5%
Austin, TX	100.0	110.1	121.4	133.3	144.7	154.7	161.9	176.8	201.4	258.6	158.6%
San Antonio, TX	100.0	101.1	108.0	113.9	124.7	133.8	137.7	145.4	157.2	183.8	83.8%
Savannah/Hilton Head, SC (4)	100.0	109.4	119.9	137.0	148.0	165.5	165.8	171.4	189.9	214.6	114.6%
Average											116.6%
(1)Updates to the Quarterly Purchase-Only Index are released by the FHFA on approximately the 20th day of the second month following quarter-end. Accordingly, information in the above table has been presented through September 30, 2021. For the illustrative purposes of this table, the HPA Index has been indexed as of December 31, 2012, and, as such, HPA Index values presented are relative measures calculated in relation to the baseline index value of 100.0 as of December 31, 2012.
(2)Reflects top 20 markets as of December 31, 2021.
(3)Our Dallas-Fort Worth, TX market is comprised of the Dallas-Plano-Irving and Fort Worth-Arlington-Grapevine Metropolitan Divisions.
(4)Our Charleston, SC and Savannah/Hilton Head, SC markets are both indexed to the Charleston-North Charleston Metropolitan Division.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	22

American Homes 4 Rent
2022 Guidance
Guidance Summary

Full Year 2022
Core FFO attributable to common share and unit holders		$1.53 - $1.59
Core FFO attributable to common share and unit holders growth		12.5% - 16.9%

Same-Home
Core revenues growth		7.25% - 9.25%
Core property operating expenses growth		4.75% - 6.75%
Core NOI growth		8.50% - 10.50%

Investment Program	Properties	Investment
Wholly owned inventory additions	3,300 - 3,900	$1.2 - $1.5 billion
Wholly owned land and development pipeline	—	$300 - $400 million
Pro rata share of JV and Property Enhancing Capex	—	$100 million
Total capital investment (wholly owned and pro rata JV)	3,300 - 3,900	$1.6 - $2.0 billion
Total gross capital investment (JVs at 100%)	4,100 - 4,800	$1.7 - $2.2 billion

Reconciliation of Core FFO attributable to common share and unit holders from 2021 to 2022 Guidance Midpoint

Per FFO Share and Unit
2021 Core FFO attributable to common share and unit holders	$1.36

Same-Home Core NOI	0.16
Non-Same-Home Core NOI (1)	0.12
General and administrative expense	(0.01)
Financing costs (share count and interest)	(0.07)

2022 Core FFO attributable to common share and unit holders - Guidance Midpoint	$1.56
2022 Core FFO attributable to common share and unit holders growth - Guidance Midpoint	14.7%
(1)Core FFO growth from Non-Same-Home Core NOI includes (i) contribution from existing properties not included in the Company’s 2022 Same-Home portfolio, including 2021 additions, and (ii) contribution from 2022 wholly-owned inventory additions (developed and acquired).

Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income or loss, total revenues and property operating expenses, or a reconciliation of the above-listed forward-looking non-GAAP financial measures to the comparable GAAP financial measures because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, net gain or loss on sales and impairment of single-family properties, casualty loss, Non-Same-Home revenues and Non-Same-Home property operating expenses. These items are uncertain, depend on various factors and could have a material impact on our GAAP results for the guidance period.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	23

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations
(Unaudited)

Average Blended Change in Rent
The percentage change in rent on all non-month-to-month lease renewals and re-leases during the period, compared to the annual rent of the previous expired non-month-to-month comparable long-term lease for each individual property.

Average Change in Rent for Re-Leases
The percentage change in annual rent on properties re-leased during the period, compared to the annual rent of the comparable long-term previous expired lease for each individual property.

Average Change in Rent for Renewals
The percentage change in rent on non-month-to-month comparable long-term lease renewals during the period.

Average Monthly Realized Rent
For the related period, Average Monthly Realized Rent is calculated as the lease component of rents and other single-family property revenues (i.e., rents from single-family properties) divided by the product of (a) number of properties and (b) Average Occupied Days Percentage, divided by the number of months. For properties partially owned during the period, this calculation is adjusted to reflect the number of days of ownership.

Average Occupied Days Percentage
The number of days a property is occupied in the period divided by the total number of days the property is owned during the same period after initially being placed in-service. This calculation excludes properties classified as held for sale except where presented for the Total Single-Family Properties portfolio in Core Net Operating Income – Total Portfolio.

Core Net Operating Income (“Core NOI”) and Same-Home Core NOI After Capital Expenditures
Core NOI, which we also present separately for our Same-Home, unencumbered and encumbered portfolios, is a supplemental non-GAAP financial measure that we define as core revenues, which is calculated as rents and other single-family property revenues, excluding expenses reimbursed by tenant charge-backs, less core property operating expenses, which is calculated as property operating and property management expenses, excluding noncash share-based compensation expense and expenses reimbursed by tenant charge-backs.

Core NOI also excludes (1) gain or loss on early extinguishment of debt, (2) hurricane-related charges, net, which result in material charges to the impacted single-family properties, (3) gains and losses from sales or impairments of single-family properties and other, (4) depreciation and amortization, (5) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (6) noncash share-based compensation expense, (7) interest expense, (8) general and administrative expense, and (9) other income and expense, net. We believe Core NOI provides useful information to investors about the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs. We further adjust Core NOI for our Same-Home portfolio by subtracting Recurring Capital Expenditures to calculate Same-Home Core NOI After Capital Expenditures, which we believe provides useful information to investors because it more fully reflects our operating performance after the impact of all property-level expenditures, regardless of whether they are capitalized or expensed.

Core NOI and Same-Home Core NOI After Capital Expenditures should be considered only as supplements to net income or loss as a measure of our performance and should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Additionally, these metrics should not be used as substitutes for net income or loss or net cash flows from operating activities (as computed in accordance with GAAP).

24

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures to their respective GAAP metrics for the three months and years ended December 31, 2021 and 2020 (amounts in thousands):

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2021	2020	2021	2020
Core revenues and Same-Home core revenues
Rents and other single-family property revenues	$338,092	$296,551	$1,303,882	$1,172,514
Tenant charge-backs	(41,772)	(35,430)	(178,304)	(160,807)
Core revenues	296,320	261,121	1,125,578	1,011,707
Less: Non-Same-Home core revenues	46,733	32,015	161,300	112,717
Same-Home core revenues	$249,587	$229,106	$964,278	$898,990

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$120,239	$106,160	$490,205	$450,267
Property management expenses	26,188	22,380	96,865	89,892
Noncash share-based compensation - property management	(726)	(418)	(3,004)	(1,745)
Expenses reimbursed by tenant charge-backs	(41,772)	(35,430)	(178,304)	(160,807)
Core property operating expenses	103,929	92,692	405,762	377,607
Less: Non-Same-Home core property operating expenses	17,838	12,542	62,861	50,160
Same-Home core property operating expenses	$86,091	$80,150	$342,901	$327,447

Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures
Net income	$61,323	$45,342	$210,559	$154,829
Gain on sale and impairment of single-family properties and other, net	(13,295)	(10,251)	(49,696)	(38,773)
Depreciation and amortization	97,166	88,500	372,848	343,153
Acquisition and other transaction costs	4,656	3,579	15,749	9,298
Noncash share-based compensation - property management	726	418	3,004	1,745
Interest expense	28,263	28,498	114,893	117,038
General and administrative expense	15,799	13,188	56,444	48,517
Other income and expense, net	(2,247)	(845)	(3,985)	(1,707)
Core NOI	192,391	168,429	719,816	634,100
Less: Non-Same-Home Core NOI	28,895	19,473	98,439	62,557
Same-Home Core NOI	163,496	148,956	621,377	571,543
Less: Same-Home Recurring Capital Expenditures	10,581	8,471	45,062	41,263
Same-Home Core NOI After Capital Expenditures	$152,915	$140,485	$576,315	$530,280

25

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI, Same-Home Core NOI, Same-Home Core NOI After Capital Expenditures, Unencumbered Core NOI and Encumbered Core NOI to their respective GAAP metrics for the trailing five quarters (amounts in thousands):

	For the Three Months Ended
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Core revenues and Same-Home core revenues
Rents and other single-family property revenues	$338,092	$339,563	$313,654	$312,573	$296,551
Tenant charge-backs	(41,772)	(52,723)	(38,014)	(45,795)	(35,430)
Core revenues	296,320	286,840	275,640	266,778	261,121
Less: Non-Same-Home core revenues	46,733	42,143	37,925	34,499	32,015
Same-Home core revenues	$249,587	$244,697	$237,715	$232,279	$229,106

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$120,239	$134,694	$116,578	$118,694	$106,160
Property management expenses	26,188	24,562	22,416	23,699	22,380
Noncash share-based compensation - property management	(726)	(680)	(599)	(999)	(418)
Expenses reimbursed by tenant charge-backs	(41,772)	(52,723)	(38,014)	(45,795)	(35,430)
Core property operating expenses	103,929	105,853	100,381	95,599	92,692
Less: Non-Same-Home core property operating expenses	17,838	16,419	14,733	13,871	12,542
Same-Home core property operating expenses	$86,091	$89,434	$85,648	$81,728	$80,150

Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures
Net income	$61,323	$48,501	$51,814	$48,921	$45,342
Gain on sale and impairment of single-family properties and other, net	(13,295)	(9,572)	(10,760)	(16,069)	(10,251)
Depreciation and amortization	97,166	94,494	91,117	90,071	88,500
Acquisition and other transaction costs	4,656	3,279	2,968	4,846	3,579
Noncash share-based compensation - property management	726	680	599	999	418
Interest expense	28,263	31,097	27,528	28,005	28,498
General and administrative expense	15,799	12,647	12,793	15,205	13,188
Other income and expense, net	(2,247)	(139)	(800)	(799)	(845)
Core NOI	192,391	180,987	175,259	171,179	168,429
Less: Non-Same-Home Core NOI	28,895	25,724	23,192	20,628	19,473
Same-Home Core NOI	163,496	155,263	152,067	150,551	148,956
Less: Same-Home Recurring Capital Expenditures	10,581	14,537	11,491	8,453	8,471
Same-Home Core NOI After Capital Expenditures	$152,915	$140,726	$140,576	$142,098	$140,485

Unencumbered Core NOI and Encumbered Core NOI
Core NOI	$192,391	$180,987	$175,259	$171,179	$168,429
Less: Encumbered Core NOI	59,995	57,191	56,243	55,712	55,432
Unencumbered Core NOI	$132,396	$123,796	$119,016	$115,467	$112,997

26

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Credit Ratios
We present the following selected metrics because we believe they are helpful as supplemental measures in assessing the Company’s ability to service its financing obligations and in evaluating balance sheet leverage against that of other real estate companies. The tables below reconcile these metrics, which are calculated in part based on several non-GAAP financial measures.
Net Debt to Adjusted EBITDAre and Net Debt and Preferred Shares to Adjusted EBITDAre

(Amounts in thousands)	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Total Debt	$3,924,181	$3,580,431	$3,456,214	$2,922,374	$2,848,492
Less: cash and cash equivalents	(48,198)	(63,997)	(40,585)	(75,237)	(137,060)
Less: asset-backed securitization certificates	(25,666)	(25,666)	(25,666)	(25,666)	(25,666)
Less: restricted cash related to securitizations	(41,162)	(36,559)	(42,115)	(40,439)	(36,015)
Net debt	$3,809,155	$3,454,209	$3,347,848	$2,781,032	$2,649,751
Preferred shares at liquidation value	385,000	385,000	385,000	883,750	883,750
Net debt and preferred shares	$4,194,155	$3,839,209	$3,732,848	$3,664,782	$3,533,501

Adjusted EBITDAre - TTM	$678,591	$656,090	$636,857	$611,661	$598,806

Net Debt to Adjusted EBITDAre	5.6 x	5.3 x	5.3 x	4.5 x	4.4 x

Net Debt and Preferred Shares to Adjusted EBITDAre	6.2 x	5.9 x	5.9 x	6.0 x	5.9 x

Fixed Charge Coverage

(Amounts in thousands)	For the Trailing Twelve Months Ended Dec 31, 2021
Interest expense per income statement	$114,893
Less: amortization of discounts, loan costs and cash flow hedges	(8,790)
Add: capitalized interest	33,796
Cash interest	139,899
Dividends on preferred shares	37,923
Fixed charges	$177,822

Adjusted EBITDAre - TTM	$678,591

Fixed Charge Coverage	3.8 x

Unencumbered Core NOI Percentage

	For the Three Months Ended				For the Trailing Twelve Months Ended Dec 31, 2021
(Amounts in thousands)	Mar 31, 2021	Jun 30, 2021	Sep 30, 2021	Dec 31, 2021
Unencumbered Core NOI	$115,467	$119,016	$123,796	$132,396	$490,675
Core NOI	171,179	175,259	180,987	192,391	719,816
Unencumbered Core NOI Percentage					68.2%

27

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)
EBITDA / EBITDAre / Adjusted EBITDAre / Fully Adjusted EBITDAre / Adjusted EBITDAre Margin / Fully Adjusted EBITDAre Margin
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. EBITDAre is a supplemental non-GAAP financial measure, which we calculate in accordance with the definition approved by the National Association of Real Estate Investment Trusts (“NAREIT”) by adjusting EBITDA for gains and losses from sales or impairments of single-family properties and adjusting for unconsolidated partnerships and joint ventures on the same basis. Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting EBITDAre for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (2) noncash share-based compensation expense, (3) hurricane-related charges, net which result in material charges to the impacted single-family properties, and (4) gain or loss on early extinguishment of debt. Fully Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting Adjusted EBITDAre for (1) Recurring Capital Expenditures and (2) leasing costs. Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDAre divided by rents and other single-family property revenues, net of tenant charge-backs and adjusted for income from unconsolidated joint ventures. Fully Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Fully Adjusted EBITDAre divided by rents and other single-family property revenues, net of tenant charge-backs and adjusted for income from unconsolidated joint ventures. We believe these metrics provide useful information to investors because they exclude the impact of various income and expense items that are not indicative of operating performance.

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American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)
The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre, Adjusted EBITDAre, Fully Adjusted EBITDAre, Adjusted EBITDAre Margin and Fully Adjusted EBITDAre Margin for the three months and years ended December 31, 2021 and 2020 (amounts in thousands):

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2021	2020	2021	2020
Net income	$61,323	$45,342	$210,559	$154,829
Interest expense	28,263	28,498	114,893	117,038
Depreciation and amortization	97,166	88,500	372,848	343,153
EBITDA	$186,752	$162,340	$698,300	$615,020

Gain on sale and impairment of single-family properties and other, net	(13,295)	(10,251)	(49,696)	(38,773)
Adjustments for unconsolidated joint ventures	319	333	1,873	1,352
EBITDAre	$173,776	$152,422	$650,477	$577,599

Noncash share-based compensation - general and administrative	1,639	1,832	9,361	6,573
Noncash share-based compensation - property management	726	418	3,004	1,745
Acquisition, other transaction costs and other (1)	4,656	3,624	15,749	12,889
Adjusted EBITDAre	$180,797	$158,296	$678,591	$598,806

Recurring Capital Expenditures	(12,345)	(9,756)	(52,134)	(46,048)
Leasing costs	(750)	(1,011)	(3,422)	(4,070)
Fully Adjusted EBITDAre	$167,702	$147,529	$623,035	$548,688

Rents and other single-family property revenues	$338,092	$296,551	$1,303,882	$1,172,514
Less: tenant charge-backs	(41,772)	(35,430)	(178,304)	(160,807)
Adjustments for unconsolidated joint ventures - income	2,923	1,845	10,318	5,749
Rents and other single-family property revenues, net of tenant charge-backs and adjustments for unconsolidated joint ventures	$299,243	$262,966	$1,135,896	$1,017,456

Adjusted EBITDAre Margin	60.4%	60.2%	59.7%	58.9%

Fully Adjusted EBITDAre Margin	56.0%	56.1%	54.8%	53.9%
(1)Included in acquisition, other transaction costs and other is a net $2.9 million nonrecurring expense related to a legal matter involving a former employee during the year ended December 31, 2020.

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American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)
The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre and Adjusted EBITDAre for the following trailing twelve-month periods (amounts in thousands):

	For the Trailing Twelve Months Ended
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Net income	$210,559	$194,578	$186,230	$166,223	$154,829
Interest expense	114,893	115,128	113,298	115,328	117,038
Depreciation and amortization	372,848	364,182	356,684	350,403	343,153
EBITDA	$698,300	$673,888	$656,212	$631,954	$615,020

Gain on sale and impairment of single-family properties and other, net	(49,696)	(46,652)	(49,286)	(48,523)	(38,773)
Adjustments for unconsolidated joint ventures	1,873	1,887	1,557	1,496	1,352
EBITDAre	$650,477	$629,123	$608,483	$584,927	$577,599

Noncash share-based compensation - general and administrative	9,361	9,554	9,720	9,546	6,573
Noncash share-based compensation - property management	3,004	2,696	2,463	2,305	1,745
Acquisition, other transaction costs and other (1)	15,749	14,717	16,191	14,883	12,889
Adjusted EBITDAre	$678,591	$656,090	$636,857	$611,661	$598,806
(1)Included in acquisition, other transaction costs and other is a net $2.9 million nonrecurring expense related to a legal matter involving a former employee during the three months ended September 30, 2020.
Estimated Total Investment Cost
Represents the sum of purchase price, closing costs and if applicable, estimated initial renovation costs for homes purchased through traditional broker and trustee channels.

FFO / Core FFO / Adjusted FFO attributable to common share and unit holders
FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the definition approved by NAREIT, which defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to the impacted single-family properties, (4) gain or loss on early extinguishment of debt and (5) the allocation of income to our perpetual preferred shares in connection with their redemption.

Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting Core FFO attributable to common share and unit holders for (1) Recurring Capital Expenditures that are necessary to help preserve the value and maintain functionality of our properties and (2) capitalized leasing costs incurred during the period. As a portion of our homes are recently developed, acquired and/or renovated, we estimate Recurring Capital Expenditures for our entire portfolio by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home Property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

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American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)
We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many investors and analysts in evaluating the Company. We believe that FFO attributable to common share and unit holders provides useful information to investors because this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation. We also believe that Core FFO and Adjusted FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, provide useful information to investors because they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.

FFO, Core FFO and Adjusted FFO attributable to common share and unit holders are not a substitute for net income or net cash provided by operating activities, each as determined in accordance with GAAP, as a measure of our operating performance, liquidity or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Refer to Funds from Operations for a reconciliation of these metrics to net income attributable to common shareholders, determined in accordance with GAAP.

FFO Shares and Units
Includes weighted-average common shares and operating partnership units outstanding, as well as potentially dilutive securities.

Occupied Property
A property is classified as occupied upon commencement (i.e., start date) of a lease agreement, which can occur contemporaneously with or subsequent to execution (i.e., signature).

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American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)
Platform Efficiency Percentage
Platform costs, including (1) property management expenses, net of tenant charge-backs and excluding noncash share-based compensation expense, (2) general and administrative expense, excluding noncash share-based compensation expense and (3) leasing costs, as a percentage of rents and other single-family property revenues, net of tenant charge-backs.

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
(Amounts in thousands)	2021	2020	2021	2020
Property management expenses	$26,188	$22,380	$96,865	$89,892
Less: tenant charge-backs	(1,343)	(524)	(3,575)	(3,162)
Less: noncash share-based compensation - property management	(726)	(418)	(3,004)	(1,745)
Property management expenses, net	24,119	21,438	90,286	84,985

General and administrative expense	15,799	13,188	56,444	48,517
Less: noncash share-based compensation - general and administrative	(1,639)	(1,832)	(9,361)	(6,573)
General and administrative expense, net	14,160	11,356	47,083	41,944

Leasing costs	750	1,011	3,422	4,070

Platform costs	$39,029	$33,805	$140,791	$130,999

Rents and other single-family property revenues	$338,092	$296,551	$1,303,882	$1,172,514
Less: tenant charge-backs	(41,772)	(35,430)	(178,304)	(160,807)
Total portfolio rents and fees	$296,320	$261,121	$1,125,578	$1,011,707

Platform Efficiency Percentage	13.2%	12.9%	12.5%	12.9%

Property Enhancing Capex
Includes elective capital expenditures to enhance the operating profile of a property, such as investments to increase future revenues or reduce maintenance expenditures.

Recurring Capital Expenditures
For our Same-Home portfolio, Recurring Capital Expenditures includes replacement costs and other capital expenditures recorded during the period that are necessary to help preserve the value and maintain functionality of our properties. For our total portfolio, we calculate Recurring Capital Expenditures by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

32

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Retained Cash Flow
Retained Cash Flow is a non-GAAP financial measure that we believe is helpful as a supplemental measure in assessing the Company’s liquidity. This metric is computed by reducing Adjusted FFO attributable to common share and unit holders by common distributions.

Refer to Funds from Operations for a reconciliation of Adjusted FFO attributable to common share and unit holders to net income attributable to common shareholders, determined in accordance with GAAP. The following is a reconciliation of Adjusted FFO attributable to common share and unit holders to Retained Cash Flow (amounts in thousands):

For the Three Months Ended Dec 31, 2021
Adjusted FFO attributable to common share and unit holders	$130,812
Common distributions	(39,003)
Retained Cash Flow	$91,809

Same-Home Property
A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale or has been taken out of service as a result of a casualty loss.

Stabilized Property
A property acquired individually (i.e., not through a bulk purchase) is classified as stabilized once it has been renovated by the Company or newly constructed and then initially leased or available for rent for a period greater than 90 days. Properties acquired through a bulk purchase are first considered non-stabilized, as an entire group, until (1) we have owned them for an adequate period of time to allow for complete on-boarding to our operating platform, and (2) a substantial portion of the properties have experienced tenant turnover at least once under our ownership, providing the opportunity for renovations and improvements to meet our property standards. After such time has passed, properties acquired through a bulk purchase are then evaluated on an individual property basis under our standard stabilization criteria.

Total Debt
Includes principal balances on asset-backed securitizations, unsecured senior notes and borrowings outstanding under our revolving credit facility as of period end, and excludes unamortized discounts and unamortized deferred financing costs.

Total Market Capitalization
Includes the market value of all outstanding common shares and operating partnership units (based on the NYSE AMH Class A common share closing price as of period end), the current liquidation value of preferred shares as of period end and Total Debt.

Turnover Rate
The number of tenant move-outs during the period divided by the total number of properties.

33

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Unsecured Senior Notes Covenant Ratios and Unsecured Credit Facility Covenant Ratios
Debt covenant compliance ratios for the unsecured senior notes show the Company’s compliance with selected covenants provided in the Indenture dated as of February 7, 2018, as supplemented by the First Supplemental Indenture dated as of February 7, 2018 for the 2028 Unsecured Senior Notes, the Second Supplemental Indenture dated as of January 23, 2019 for the 2029 Unsecured Senior Notes, the Third Supplemental Indenture dated as of July 8, 2021 for the 2031 Unsecured Senior Notes, and the Fourth Supplemental Indenture dated as of July 8, 2021 for the 2051 Unsecured Senior Notes, which have been filed as exhibits to the Company’s SEC reports. The ratios for the Unsecured Credit Facility covenants show the Company’s compliance with selected covenants provided in the Credit Agreement dated as of August 17, 2016, as amended by Amendment No. 1 to Credit Agreement dated as of June 30, 2017 and Amendment No. 2 to Credit Agreement dated as of April 15, 2021, which have been filed as exhibits to the Company’s SEC reports.

The debt covenant compliance ratios are provided only to show the Company’s compliance with certain covenants contained in the Indenture governing its unsecured debt securities and in the Credit Agreement, as of the date reported. These ratios should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the Indenture or the Credit Agreement, and may differ materially from similar terms used elsewhere in this document and used by other companies that present information about their covenant compliance. For risks related to failure to comply with these covenants, see “Risk Factors – Risks Related to Our Business” and other risks discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and in the Company’s subsequent filings with the SEC.

34

Executive Management

David P. Singelyn	Jack Corrigan
Chief Executive Officer	Chief Investment Officer

Bryan Smith	Christopher C. Lau
Chief Operating Officer	Chief Financial Officer

Sara H. Vogt-Lowell
Chief Legal Officer

Corporate Information	Investor Relations

American Homes 4 Rent	(855) 794-AH4R (2447)
23975 Park Sorrento, Suite 300	investors@ah4r.com
Calabasas, CA 91302
(805) 413-5300
www.americanhomes4rent.com

WA
OR
ID
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UT
CA
CO
AZ
NM
TX
OK
WI
IL
IN
OH
KY
TN
NC
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MS
GA
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Corporate & Property Management Headquarters
Property Management Offices
AMH State Presence

Analyst Coverage (1)

B. Riley Securities	BTIG	Barclays	Berenberg Capital Markets
Craig Kucera	Ryan Gilbert	Anthony Powell	Keegan Carl
craigkucera@brileyfbr.com	rgilbert@btig.com	anthony.powell@barclays.com	keegan.carl@berenberg-us.com

BofA Global Research	Citi	Credit Suisse	Evercore ISI
Jeff Spector	Nicholas Joseph	Sam Choe	Steve Sakwa
jeff.spector@bofa.com	nicholas.joseph@citi.com	samuel.choe@credit-suisse.com	steve.sakwa@evercoreisi.com

Goldman Sachs	Green Street	JMP Securities	J.P. Morgan Securities
Chandni Luthra	John Pawlowski	Aaron Hecht	Anthony Paolone
chandni.luthra@gs.com	jpawlowski@greenstreet.com	ahecht@jmpsecurities.com	anthony.paolone@jpmorgan.com

Janney Montgomery Scott	Keefe, Bruyette & Woods, Inc.	Mizuho Securities USA Inc.	Morgan Stanley
Tyler Batory	Jade Rahmani	Haendel St. Juste	Richard Hill
tbatory@janney.com	jrahmani@kbw.com	haendel.st.juste@mizuho-sc.com	richard.hill1@morganstanley.com

RBC Capital Markets	Raymond James & Associates, Inc.	Wolfe Research	Zelman & Associates
Brad Heffern	Buck Horne	Andrew Rosivach	Philip Martin
brad.heffern@rbccm.com	buck.horne@raymondjames.com	arosivach@wolferesearch.com	philip@zelmanassociates.com
(1)The sell-side analysts listed above follow American Homes 4 Rent (“AMH”). Any opinions, estimates or forecasts regarding AMH’s performance made by these analysts are theirs alone and do not represent the opinions, forecasts or predictions of AMH or its management. AMH does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions, or recommendations. The above list may not be complete and is subject to change as firms add or discontinue coverage.